                                                                   Exhibit 3-239
--------------------------------------------------------------------------------

o     JUL 21 1965
                        The Commonwealth of Massachusetts

                                 KEVIN H. WHITE

                          Secretary of the Commonwealth

                                   STATE HOUSE
                                  BOSTON, MASS.

                            ARTICLES OF ORGANIZATION

         We, Philip C. Guarini, Claire M. Guarini and S. Joseph Solomont

being a majority of the directors of PRESCOTT NURSING HOME, INC.

elected at its first meeting, in compliance with the requirements of General Laws, Chapter 156, Section 10, hereby certify that the following is a true copy of the agreement of association to form said corporation, with the names of the subscribers thereto:

         We, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of General Laws, Chapter 156.

         The name by which the corporation shall be known is PRESCOTT NURSING HOME, INC. The location of the principal office of the corporation in Massachusetts is to be in the city or town of North Andover



         [The business address of the corporation is to be

                140 Prescott Street, North Andover, Massachusetts

--------------------------------------------------------------------------------

    Street and number (if office building, give room number), city or town.

        If such business addresses not yet determined, give the name and business address of the treasurer or other officer to receive mail.

-------------------------------------------------------------------------------]
  Name and title of officer to receive mail and his complete business address.

         The purposes for which the corporation is formed and the nature of the business to be transacted by it are as follows:

         To establish, conduct, operate, lease, maintain and manage a nursing home and convalescent home.

         To borrow money for any of the purposes of this Corporation and to issue bonds, debentures, notes or other obligations therefor and to secure the same by the pledge or mortgage of the whole or any part of the real or personal property of this Corporation, or to issue bonds, debentures, notes or other obligations without any such security.

         To acquire the good will, rights and property, and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation and to pay for the same in cash, stock or bonds of this Corporation or otherwise.

         To finance businesses and developments of every name, nature and description and to loan money or accounts receivable, notes receivable, mortgages or personal property, on real estate, business contracts and otherwise.

         To purchase, hold and reissue the shares of its capital stock.

         To acquire, purchase, hold, own, sell, assign, mortgage, pledge, and generally to deal in and with and otherwise acquire and dispose of shares of capital stock, bonds or other securities or evidences of indebtedness issued or created by any other corporation or association, organized under the common or statute law as a trust or otherwise, or of any government or subdivision thereof.

         To conduct its business or any part thereof, alone or in conjunction with others and to do any or all the things hereinbefore set forth to the same extent as natural persons might or could do.

         The total capital stock to be authorized is as follows:


                                            WITHOUT PAR VALUE         WITH PAR VALUE
------------------------------------------------------------------------------------------------------------------
CLASS OF STOCK                               NUMBER OF SHARES       NUMBER OF SHARES      PAR VALUE        AMOUNT
------------------------------------------------------------------------------------------------------------------
Preferred                                                NONE                   NONE                            $
-------------------------------------------------------------------------------------------
Common                                                   7500                   NONE
-------------------------------------------------------------------------------------------

         Restrictions, if any, imposed upon the transfer of shares:

    (PRINTED OR PHOTOSTATIC RESTRICTIONS MUST NOT BE ATTACHED IN THIS SPACE)

         Any stockholder, including the heirs, assigns, executors or administrators of a decease stockholder, desiring to sell or transfer o stock owned by him or them, shall first offer it to the corporation through the Board of Directors in the manner following:

         He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrators shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator. After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days, within which to purchase the stock at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

         No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

         A description of the different classes of stock, if there are to be two or more classes, and a statement of the terms on which they are to be created and of the method of voting thereon:

         Other lawful provisions, if any, for the conduct and regulation of the business of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         o

         The first meeting shall be called by o
         of
[If notice is waived, fill in the following paragraph.]

         We hereby waive all requirements of the General Laws of Massachusetts for notice of the first meeting of the incorporators for the purpose of organization, and appoint the first day of July, 1965, at 11:00 o'clock A.M., at Room 221, 170 Merrimack St. Lowell, Massachusetts.

as the time and place for holding such first meeting.

         The names and residences of the incorporators and the amount of stock subscribed for by each are as follows:

                        NAME                                       DOMICIL
         FIRST NAME MUST BE WRITTEN IN FULL           ACTUAL PLACE OF RESIDENCE MUST BE          AMOUNT OF STOCK
                                                                    GIVEN                         SUBSCRIBED FOR
   Initials and abbreviations are not sufficient.                                              PREFERRED      COMMON
Philip C. Guarini                                     172 Marston Street, Lawrence, Mass.        None
Claire M. Guarini                                     172 Marston Street, Lawrence, Mass.        None
S. Joseph Solomont                                    121 Bonad Road, Brookline,Mass.            None


         IN WITNESS WHEREOF we hereto sign our names, this 1st day of July, 1965.

         (Type or plainly print the name of each incorporator as signed to the Agreement of Association.)

/s/ Philip C. Guarini
----------------------------
Philip C. Guarini

/s/ Claire M. Guarini
----------------------------
Claire M. Guarini

/s/ S. Joseph Solomont
----------------------------
S. Joseph Solomont

         And we further certify that:
The first meeting of the subscribers to said agreement was held on the 1st day of July 1965

         The amount of capital stock now to be issued1 is as follows:

                                                     NUMBER OF SHARES
--------------------------------------------------------------------------------
CLASS OF STOCK                          WITHOUT PAR VALUE         WITH PAR VALUE
--------------------------------------------------------------------------------
Preferred
--------------------------------------------------------------------------------
Common                                          60
--------------------------------------------------------------------------------

                                                                                           Preferred       Common
------------------------------------------------------------------------------------------------------------------
TO BE PAID FOR:
IN CASH:
    In full                                                                                                    60
    By instalments
    Amount of instalment to be paid before commencing business
IN PROPERTY:
  REAL ESTATE
    Location
    Area
  PERSONAL PROPERTY:
    Accounts receivable
    Notes receivable
    Merchandise
    Supplies
    Securities
    Machinery
    Motor vehicles and trailers
    Equipment and tools
    Furniture and fixtures
    Patent rights
    Trade marks
    Copyrights
    Goodwill
-------------------------------------------------------------------------------------------
2IN SERVICES
2IN EXPENSES
-------------------------------------------------------------------------------------------

1 No stock shall be at any time issued unless the cash, so far as due, or the property, services or expenses for which it was authorised to be issued, has been actually received or incurred by, or conveyed or rendered to, the corporation, or is in its possession as surplus; nor shall any note or evidence of indebtedness, secured or unsecured, of any person to whom stock is issued, be deemed to be payment therefor and the president, treasurer and directors shall be jointly and severally liable to any stockholder of the corporation for actual damages caused to him by such issue.

2 SERVICES and EXPENSES: Services must have been rendered and expenses borrowed before stock is issued therefor. State clearly the nature of such services or expenses and the amount of stock to be issued therefor.

         The name, residence, and post office address of each of the officers of the corporation is as follows:

              NAME                                  DOMICIL                       POST OFFICE ADDRESS
                                       ACTUAL PLACE OF RESIDENCE MUST BE           HOME OR BUSINESSES
                                                     GIVEN
President Philip C. Guarini               172 Marston St. Lawrence, Mass.         140 Prescott St. No.
                                                                                         Andover Mass.
Treasurer Philip C. Guarini               172 Marston St. Lawrence, Mass.         140 Prescott St. No.
                                                                                         Andover Mass.
Clerk Claire M. Guarini                   172 Marston St. Lawrence, Mass.         140 Prescott St. No.
                                                                                         Andover Mass.
Directors Philip C. Guarini               172 Marston St. Lawrence, Mass.         140 Prescott St. No.
                                                                                         Andover Mass.
Claire M. Guarini                         172 Marston St. Lawrence, Mass.         140 Prescott St. No.
                                                                                         Andover Mass.
S. Joseph Solomont                         121 Bonad Rd. Brookline, Mass.     121 Bonad Rd. Brookline,
                                                                                                 Mass.

         e. We, being a majority of the directors of PRESCOTT NURSING HOME, INC.
                                                           (Name of Corporation)

do hereby certify that the provisions of sections eight and nine of Chapter 156 relative to the calling and holding of the first meeting of the corporation, and the election of a temporary clerk, the adoption of by-laws and the election of officers have been complied with.

         f.  The final day of the corporation's fiscal year is           June
                                                -------------------------------

                                                              (month)

        thirtieth            and the date provided in the by-laws for the annual

-------------------------------------
        (Date)

meeting is         second Tuesday of                      September

          ----------------------------------------------------------------------

                  (Day)                                      (Month)

         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we hereto sign our names, this 1st day of July, 1965.

/s/ Philip C. Guarini
----------------------------
Philip C. Guarini

/s/ Claire M. Guarini
----------------------------
Claire M. Guarini

/s/ S. Joseph Solomont
----------------------------
S. Joseph Solomont
o

The Commonwealth of Massachusetts
PAUL GUZZI
Secretary of the Commonwealth
STATE HOUSE BOSTON, MASS.
02133
                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                     ------

We, Sy B. Solomont                                                President, and
Meyer Solomont                                                          Clerk of

PRESCOTT NURSING HOME, INC.
--------------------------------------------------------------------------------
                                  (Name of Corporation)

located at 140 Prescott Street, North Andover, MA 01845 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on September 20, 1976, by vote of

    all       shares of           common      out of       60             shares outstanding,
--------------        -----------------------        ---------------------
                            (Class of Stock)

              shares of                       out of                      shares outstanding,
--------------        -----------------------        ---------------------
                            (Class of Stock)

              shares of                       out of                      shares outstanding,
--------------        -----------------------        ---------------------
                            (Class of Stock)

              being at least a majority of each class outstanding and entitled to vote thereon:-1


CROSS OUT

INAPPLICABLE

CLAUSE

That the purposes of the corporation be amended to include the power of the corporation to be a partner in any business enterprise it would have power to conduct by itself.

1 For amendments adopted pursuant to Chapter 156B, Section 70.

2 For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B etc. Continuation sheets shall be on 81/2" wide x 11" high paper and must have a left hand margin 1 inch wide for binding. Only one side should be used.

         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 22nd day of September, in the year 1976.

          /s/ [graphic of signature omitted]     President
-------------------------------------------------------------------------------

          /s/ [graphic of signature omitted]     Clerk
-------------------------------------------------------------------------------

29663

RECEIVED

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $50.00 having been paid, said articles are deemed to have been filed with me this 27th day of September, 1976.

PAUL GUZZI
Secretary of the Commonwealth
State House, Boston, Mass.

A TRUE COPY ATTEST

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
9/30/03
DATE:________ CLERK /s/ [graphic of signature omitted]
                    ----------------------------------



TO BE FILLED IN BY CORPORATION
                       PHOTO COPY OF AMENDMENT TO BE SENT

TO:

Michael T. Putziger, Esq.
Roche, Carens and DeGiacomo
Two Center Plaza
Boston, Massachusetts 02108
Phone: 742-6161





                             Copy Mailed SEP 29 1976